Exhibit 99.1

PRESS RELEASE

NYSE: NLY

ANNALY CAPITAL MANAGEMENT, INC.
1211 Avenue of the Americas
Suite 2902
New York, New York 10036

FOR IMMEDIATE RELEASE

Annaly Capital Management, Inc. Announces Repurchase of 4% Convertible Senior Notes; Continues Program of Prudent Balance Sheet Management

NEW YORK--(BUSINESS WIRE)— Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced that it has repurchased $280.7 million of its outstanding $600 million of 4% Convertible Senior Notes due 2015.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented: “We continue to focus on managing the strength and flexibility of our balance sheet while maintaining leverage at a relatively low level. This is another step in a process that includes lengthening the weighted average days to maturity of our repurchase agreements and diversifying our capital base via our May 2012 offerings of $750 million of 5% Convertible Senior Notes and $300 million of 7.625% Cumulative Redeemable Preferred Stock. The beneficial effects of this capital reallocation include economic savings, longer locked-in financing at historically low rates and an overall lower cost of capital. We continue to seek to generate attractive risk-adjusted returns to shareholders by taking advantage of opportunities on both sides of our balance sheet.”

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its investment securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT: Annaly Capital Management, Inc.
Investor Relations, 888-8Annaly
www.annaly.com